UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Radnor Corporate Center Suite 350
Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(415) 237-8272

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On August 4, 2026, Certara, Inc. (the “Company”) hosted its second quarter 2026 earnings conference call and posted on its website its second quarter 2026 earnings presentation. On the earnings conference call, there was a misstatement in the spoken reference to the 2025 adjusted EBITDA generated by the Company’s recently divested Regulatory and Medical Writing business, which was quoted as having “generated approximately $17 million of adjusted EBITDA in 2025 excluding unallocated overhead costs” (emphasis added), which should have been quoted as having “generated approximately $17 million of adjusted EBITDA in 2025 including unallocated overhead costs” (emphasis added).

The 2025 adjusted EBITDA generated by the Regulatory and Medical Writing business excluding unallocated corporate expense that will remain with the Company is approximately $23 million.

The second quarter 2026 earnings presentation contained the same misstatement and an updated version of the presentation has been posted to the Company’s website, available at ir.certara.com under the heading “Financials & Filings—Quarterly Results”.

The foregoing clarification has no impact on previously reported financial results, year-over-year comparisons or the Company’s 2026 Financial Outlook.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 7, 2026	CERTARA, INC.
(Registrant)

		By:	/s/ Daniel D. Corcoran
Daniel D. Corcoran
Senior Vice President and General Counsel